EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


                We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-47835 of Sigma Designs, Inc. on Form S-3 of our report dated February 26, 1998, appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
San Jose, California
November 23, 1998